FORM OF
                        AMENDMENT DATED FEBRUARY 17, 2006
                                       TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT
                                     BETWEEN
                               RYDEX ETF TRUST AND
                       STATE STREET BANK & TRUST COMPANY,
                               DATED MAY 3, 2005,
                                   AS AMENDED

                                 RYDEX ETF TRUST
                         9601 BLACKWELL ROAD, SUITE 500
                               ROCKVILLE, MD 20850

[February 17, 2006]

State Street Bank & Trust Company
Two Avenue de Lafayette - 6th Floor
Boston, MA  02111
Attn:  Investor Reporting Department / Kevin R. Powers

Ladies and Gentlemen:

      Reference is made to the Transfer Agency and Service Agreement between us dated as of May 3, 2005, including Schedule A (the "Agreement").

      Pursuant to the Agreement, this letter is to provide written notice of the Trust's desire to include the following (the "Additional Funds") as additional funds under the Agreement:

                  RYDEX S&P EQUAL WEIGHT ETF
                  RYDEX S&P 500 PURE VALUE ETF
                  RYDEX S&P 500 PURE GROWTH ETF
                  RYDEX S&P MIDCAP 400 PURE VALUE ETF
                  RYDEX S&P MIDCAP 400 PURE GROWTH ETF
                  RYDEX S&P SMALLCAP 600 PURE VALUE ETF
                  RYDEX S&P SMALLCAP 600 PURE GROWTH ETF

      In accordance with the Additional Funds provision of Section 1 of the Agreement, we request that you confirm that you will act as Transfer Agent with respect to the Additional Funds and that Schedule A to the Agreement be amended in its entirety and replaced with a new Schedule A annexed hereto.

      Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.

                                Very truly yours,

                                RYDEX ETF TRUST

                                By:
                                       ---------------------------------------
                                Name:
                                Title:

                                Accepted:

                                STATE STREET BANK AND TRUST COMPANY

                                By:
                                       ----------------------------------------
                                Name:  Joseph L. Hooley
                                Title: Executive Vice President
                                       Duly Authorized

                                     FORM OF
                                    EXHIBIT A
                           APPROVED AS OF MAY 3, 2005
                 AMENDED AND RESTATED AS OF [FEBRUARY 17, 2006]

The following entities are each referred to herein as a "Fund" and are collectively referred to herein as the "Funds":

                  RYDEX RUSSELL TOP 50 ETF
                  RYDEX S&P EQUAL WEIGHT ETF
                  RYDEX S&P 500 PURE VALUE ETF
                  RYDEX S&P 500 PURE GROWTH ETF
                  RYDEX S&P MIDCAP 400 PURE VALUE ETF
                  RYDEX S&P MIDCAP 400 PURE GROWTH ETF
                  RYDEX S&P SMALLCAP 600 PURE VALUE ETF
                  RYDEX S&P SMALLCAP 600 PURE GROWTH ETF